UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):        December 29, 2003
                                                  ----------------------------

                           SECOND STAGE VENTURES, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                      000-32903               98-0233859
    ------------------------     ------------------------    -------------------
    (State of incorporation)     (Commission file number)     (I.R.S. Employer
                                                             Identification No.)

                           92 Welk Lane, Winward Road
                     Providenciales, Turks & Caicos Islands
                               British West Indies
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code:  (649) 231-2250

                                 Not Applicable
             ------------------------------------------------------
             (Former name or address, if changed since last report)


ITEM 5.  OTHER EVENTS

The board of directors of Second Stage Ventures, Inc. (the "Registrant") has declared a stock dividend of one share for every one share issued and outstanding as of 5:00 p.m. (Eastern Standard Time) on December 29, 2003 ("Record Date and Time"). Immediately prior to the stock dividend, the Registrant had 6,000,000 shares of common stock issued and outstanding. After giving effect to the stock dividend, the Registrant will have 12,000,000 shares of common stock issued and outstanding. The Registrant will begin trading on a post dividend basis at the open of the market December 31, 2003.

No action on the part of the shareholders of the Registrant is required, and no share certificates will be exchanged. The Registrant will cause stock certificates representing the stock dividend to be mailed on December 30, 2003 to the shareholders of record on the Record Date and Time.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date  December 29, 2003                             /s/ Zennie Morris
      -----------------                    -----------------------------------
                                           Zennie Morris, President & Director


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